Exhibit 99.2

1 Midland States Bancorp, Inc. NASDAQ: MSBI Third Quarter 2022 Earnings Call

2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - te rm goals may be based upon beliefs, expectations and assumptions of Midland’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” o r o ther similar expressions. All statements in this presentation speak only as of the date they are made, and Midland undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of Midland to control or predic t, could cause actual results to differ materially from those in its forward - looking statements including the effects of the Corona virus Disease 2019 (“COVID - 19”) pandemic and its potential effects on the economic environment, changes in interest rates and other general economic, business and political conditions, and the impact of inflation. These risks and uncertainties should be consi dered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning Midland and its businesses, including additional factors that could materially affect Midland’s financial results, ar e included in Midland’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measure s include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financ ial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 Overview of 3Q22 3 Strengthened Capital Ratios Higher Earnings and Improved Returns • $115 million preferred stock offering completed in August • Combination of preferred stock offering and strong financial performance positively impacted capital ratios • Total capital ratio and Tier 1 leverage ratio both increased from prior quarter Positive Trends Across Key Metrics • Average loan yields increased 34 bps from prior quarter • Continued growth in noninterest - bearing and interest - bearing deposits • Nonperforming assets declined 14% from end of prior quarter • Net income of $23.5 million, or $1.04 diluted EPS, up from $0.97 in prior quarter • Pre - tax, pre - provision earnings (1) of $36.4 million, up from $35.9 million in prior quarter • ROAA of 1.22% and ROATCE (1) of 20.20%, both increased from prior quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Strong, Well Balanced Loan Growth • Total loans increased 27.8% annualized • Growth in all portfolios with largest increases in commercial and CRE loans • Equipment financing portfolio surpasses $1.0 billion

4 Loan Portfolio Total Loans and Average Loan Yield • Total loans increased $402.9 million from prior quarter to $6.20 billion • Growth in all portfolios with the exception of SBA PPP loans • Largest increases came in commercial and CRE loans, which increased at 36% annualized and 22% annualized, respectively • Equipment finance balances increased $49.5 million, or 5.0% from end of prior quarter Loan Portfolio Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $4,916 $5,225 $5,540 $5,796 $6,198 4.42% 4.36% 4.40% 4.49% 4.83% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 Total Loans Average Loan Yield 3Q 2022 2Q 2022 3Q 2021 Commercial loans and leases $ 1,994 $ 1,830 $ 1,880 Commercial real estate 2,466 2,336 1,562 Construction and land development 226 204 201 Residential real estate 356 340 344 Consumer 1,156 1,085 929 Total Loans $6,198 $5,796 $4,916 Total Loans ex. Commercial FHA Lines and PPP $6,144 $5,765 $4,653

5 Total Deposits Total Deposits and Cost of Deposits • Total deposits increased $210.8 million from prior quarter to $6.40 billion • Increase driven by higher balances of noninterest - bearing and lower - cost interest - bearing deposits • Continued improvement in deposit mix with noninterest - bearing deposits increasing to 31.7% of total deposits from 29.9% of total deposits in 3Q21 • Strengthened commercial banking and treasury management teams consistently generating new relationships that provide steady inflow of commercial deposits Deposit Mix (in millions, as of quarter - end) (in millions, as of quarter - end) $5,601 $6,111 $6,057 $6,184 $6,395 0.19% 0.15% 0.15% 0.25% 0.65% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 Total Deposits Cost of Deposits 3Q 2022 2Q 2022 3Q 2021 Noninterest - bearing demand $ 2,025 $ 1,972 $ 1,673 Interest - bearing: Checking 1,905 1,809 1,697 Money market 1,125 1,028 853 Savings 704 740 666 Time 621 620 689 Brokered time 14 15 24 Total Deposits $6,395 $6,184 $5,601

6 • Net interest income increased 4.4% from the prior quarter due primarily to higher average loan balances • Net interest margin decreased 2 bps from prior quarter as increase in cost of deposits exceeded the increase in the average yield on earning assets • Planned redemption of $40 million of sub debt in October will eliminate higher cost source of funds • Average rate on new and renewed loan originations increased 74 bps to 5.53% in September 2022 from 4.79% in June 2022 » Midland Equipment Finance yields increased 46 bps; other commercial loan yields increased 55 bps Net Interest Income/Margin Net Interest Margin Net Interest Income (in millions) $1.0 $0.8 $0.6 $0.6 $0.5 $51.4 $54.3 $56.8 $61.3 $64.0 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 NII Accretion Income 0.07% 0.04% 0.03% 0.03% 0.03% 3.34% 3.25% 3.50% 3.65% 3.63% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 NIM Accretion Income

7 • During 3Q22, assets under administration decreased $152.7 million, primarily due to market performance • Wealth Management revenue relatively consistent with prior quarter Wealth Management Wealth Management Revenue Assets Under Administration (in millions) (in millions ) $4,058 $4,217 $4,044 $3,598 $3,445 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 $7.18 $7.18 $7.14 $6.14 $6.20 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022

8 Noninterest Income • Noninterest income increased 8.3% from prior quarter, primarily due to impairment on commercial MSRs that negatively impacted noninterest income in 2Q22 • Most fee generating areas were relatively consistent with prior quarter • Commercial MSR portfolio in the process of being sold, which will eliminate a source of earnings volatility and provide a small benefit to capital ratios Noninterest Income (in millions) $15.1 $22.5 $15.6 $14.6 $15.8 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other

9 Noninterest Expense and Operating Efficiency • Efficiency Ratio (1) was 54.3% in 3Q22 vs. 53.1% in 2Q22 • Adjustments to non - interest expense: • Excluding these adjustments, noninterest expense was up from the prior quarter primarily due to: » Increase in compensation including incentive compensation and commissions » General increase in expenses due to greater loan and deposit activity » Full quarter impact of branch acquisition in June 2022 • Near - term operating expense run - rate expected to be $42.5 - $43.5 million Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. ($ in millions) 3Q22 2Q22 Integration and acquisition related expenses -- ($0.3) $0.3 $5.0 $0.1 $0.3 $41.3 $45.8 $40.9 $41.3 $43.5 58.8% 52.6% 55.7% 53.1% 54.3% 50.0% 55.0% 60.0% 65.0% 70.0% $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 Total Noninterest Expense Adjustments to Noninterest Expense Efficiency Ratio

10 Asset Quality NCO / Average Loans • Nonperforming loans decreased $10.0 million due to a combination of payoffs, note sale, and a charge - off on a previously reserved loan relationship • Generally positive trends in the loan portfolio with continued upgrades of watch list loans • Delinquencies in consumer portfolio remain low • Provision for credit losses on loans of $7.0 million primarily related to the growth in total loans and impact of negative economic forecasts Nonperforming Loans / Total Loans (Total Loans as of quarter - end) 1.11% 0.81% 0.95% 0.98% 0.76% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 0.25% 0.37% 0.17% 0.20% 0.21% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022

11 Changes in Allowance for Credit Losses ACL 6/30/22 ACL 9/30/22 ($ in thousands) Specific Reserves Portfolio Changes Economic Factors ▪ Changes to specific reserves ▪ New loans ▪ Changes in credit quality including risk ratings ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Changes to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

12 ACL by Portfolio Portfolio Loans ACL % of Total Loans Loans ACL % of Total Loans Commercial $ 852,930 $ 5,745 0.67% $ 747,782 $ 5,412 0.72% Warehouse Lines 51,309 - 0.00% 23,872 - 0.00% Commercial Other 683,353 8,620 1.26% 643,477 7,336 1.14% Equipment Finance Loans 577,323 8,307 1.44% 546,267 7,068 1.29% Paycheck Protection Program 2,810 4 0.14% 6,409 10 0.15% Equipment Finance Leases 457,611 6,678 1.46% 439,202 6,765 1.54% CRE non - owner occupied 1,567,308 19,141 1.22% 1,480,031 18,861 1.27% CRE owner occupied 505,174 5,818 1.15% 524,587 6,037 1.15% Multi - family 328,473 3,105 0.95% 265,749 2,610 0.98% Farmland 65,348 366 0.56% 65,288 366 0.56% Construction and Land Development 225,550 1,591 0.71% 203,955 1,101 0.54% Residential RE First Lien 294,432 3,686 1.25% 279,628 3,025 1.08% Other Residential 61,793 485 0.78% 60,474 391 0.65% Consumer 110,226 594 0.54% 98,558 379 0.38% Consumer Other (1) 1,046,254 2,810 0.27% 986,813 2,615 0.26% Total Loans 6,198,451 58,639 0.95% 5,795,544 54,898 0.95% Loans (excluding GreenSky, PPP and warehouse lines) 5,036,227 55,636 1.10% 4,716,721 52,080 1.10% September 30, 2022 Notes: (1) Primarily consists of loans originated through GreenSky relationship ($ in thousands) June 30, 2022

13 Outlook • Strengthened capital ratios will support continued balance sheet growth • Loan pipeline remains strong, but loan growth expected to moderate as higher rates and uncertain economic conditions have a greater impact on loan demand • Continued loan growth, higher net interest margin, and improved efficiencies expected to result in consistently strong financial performance • Continued progress on Banking - as - a - Service initiative building foundation for positive impact on loan production, deposit gathering and fee income generation in 2023 13

14 APPENDIX

15 Commercial Loans and Leases by Industry RE / Rental & Leasing $1,353 28.9% All Others $562 12.0% Skilled Nursing $478 10.2% Construction - General $310 6.6% Finance and Insurance $306 6.5% Manufacturing $262 5.6% Accommodation & Food Svcs $211 4.5% Trans. / Ground Passenger $208 4.4% General Freight Trucking $197 4.2% Assisted Living $180 3.8% Ag., Forestry, & Fishing $171 3.6% Retail Trade $170 3.6% Wholesale Trade $100 2.1% Other Services $100 2.1% Health Care $77 1.6% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.69 billion as of 9/30/22 ($s in millions)

16 Commercial Real Estate Portfolio by Collateral Type Skilled Nursing $508 18.9% Retail $436 16.2% Multi - Family $364 13.5% Industrial / Warehouse $219 8.1% Assisted Living $185 6.9% All Others $176 6.5% Hotel/Motel $160 5.9% Office $157 5.8% Residential 1 - 4 Family $84 3.1% Medical Building $79 2.9% Special Purpose $74 2.7% C - Store / Gas Station $69 2.6% Farmland $64 2.4% Mixed Use / Other $64 2.4% Restaurant $37 1.4% Raw Land $17 0.6% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.69 billion as of 9/30/22 CRE Concentration (as of 9/30/22) CRE as a % of Total Loans 39.8% CRE as a % of Total Risk - Based Capital (1) 263.5% Notes: (1) Represents non - owner occupied CRE loans only ($s in millions)

17 Capital Ratios and Strategy Capital Ratios (as of 9/30/22) 5.82% 7.56% 9.40% 10.05% 12.79% 10.43% 9.75% 10.43% 11.19% 0.00% 5.00% 10.00% 15.00% TCE/TA Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC Consolidated Bank Level Capital Strategy » Strengthened capital ratios with issuance of $115 million of non - cumulative preferred stock in August 2022 ▪ Included as Tier 1 Regulatory Capital ▪ 7.75% with reset at 5 years » Reduce cost of funds by redeeming $40 million of sub - debt with rate of 6.25% in October » Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00% - 7.75% by the end of 2023 » Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout

18 Liquidity Overview Liquidity Sources (as of 9/30/22) ($ in millions) Cash and Cash Equivalents $ 313.2 Unpledged Securities 153.5 FHLB Committed Liquidity 1,148.9 FRB Discount Window Availability 13.5 Total Estimated Liquidity $ 1,629.1 Conditional Funding Based on Market Conditions Additional Credit Facility $ 250.0 Brokered CDs (additional capacity) $ 500.0 Other Liquidity Holding Company Cash Position of $93.5 Million

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands, except per share data)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Income before income taxes - GAAP	$ 29,380	$ 29,167	$ 27,389	$ 30,600	$ 25,431
Adjustments to noninterest income:					
Loss (gain) on sales of investment securities, net	129	101	—	—	(160)
(Gain) on termination of hedged interest rate swap	—	—	—	(1,845)	—
Total adjustments to noninterest income	129	101	—	(1,845)	(160)
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	—	—	(79)
FHLB advances prepayment fees	—	—	—	(4,859)	—
Integration and acquisition expenses	68	(324)	(91)	(171)	(176)
Total adjustments to noninterest expense	68	(324)	(91)	(5,030)	(255)
Adjusted earnings pre tax	29,441	29,592	27,480	33,785	25,526
Adjusted earnings tax	5,873	7,401	6,665	8,369	5,910
Adjusted earnings - non-GAAP	$ 23,568	$ 22,191	$ 20,815	$ 25,416	$ 19,616
Adjusted diluted earnings per common share	$ 1.04	$ 0.98	$ 0.92	$ 1.12	$ 0.86
Adjusted return on average assets	1.22 %	1.21 %	1.16 %	1.39 %	1.15 %
Adjusted return on average shareholders' equity	13.34 %	13.84 %	12.84 %	15.44 %	11.94 %
Adjusted return on average tangible common equity	20.24 %	19.41 %	17.89 %	21.65 %	16.82 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended				
(dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Adjusted earnings pre tax - non-GAAP	$ 29,441	$ 29,592	$ 27,480	$ 33,785	$ 25,526
Provision for credit losses	6,974	5,441	4,167	467	(184)
Impairment on commercial mortgage servicing rights	—	869	394	2,072	3,037
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 36,415	$ 35,902	$ 32,041	$ 36,324	$ 28,379
Adjusted pre-tax, pre-provision return on average assets	1.89 %	1.95 %	1.79 %	1.98 %	1.67 %

Midland States Bancorp, Inc.

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20 (dollars in thousands) Noninterest expense - GAAP $ 43,496 $ 41,339 $ 40,884 $ 45,757 $ 41,292 Loss on mortgage servicing rights held for sale — — — — (79) FHLB advances prepayment fees — — — (4,859) — Integration and acquisition expenses 68 (324) (91) (171) (176) Adjusted noninterest expense $ 43,564 $ 41,015 $ 40,793 $ 40,727 $ 41,037 Net interest income - GAAP $ 64,024 $ 61,334 $ 56,827 $ 54,301 $ 51,396 Effect of tax-exempt income 307 321 369 372 402 Adjusted net interest income 64,331 61,655 57,196 54,673 51,798 Noninterest income - GAAP 15,826 14,613 15,613 22,523 15,143 Impairment on commercial mortgage servicing rights — 869 394 2,072 3,037 Loss (gain) on sales of investment securities, net 129 101 — — (160) (Gain) on termination of hedged interest rate swap — — — (1,845) — Adjusted noninterest income 15,955 15,583 16,007 22,750 18,020 Adjusted total revenue $ 80,286 $ 77,238 $ 73,203 $ 77,423 $ 69,818 Efficiency ratio 54.26% 53.10% 55.73% 52.61% 58.78% 2021 September 30, MIDLAND STATES BANCORP, INC. Efficiency Ratio Reconciliation RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2022 March 31, For the Quarter Ended December 31, 20212022 June 30, 2022 September 30,

21 (dollars in thousands, except per share data) Shareholders' Equity to Tangible Common Equity Total shareholders' equity—GAAP $ 739,279 $ 636,188 $ 644,986 $ 663,837 $ 657,844 Adjustments: Preferred Stock (110,548) — — — — Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,198) (23,559) (22,976) (24,374) (26,065) Tangible common equity $ 444,629 $ 450,725 $ 460,106 $ 477,558 $ 469,875 Total Assets to Tangible Assets: Total assets—GAAP $ 7,821,877 $ 7,435,812 $ 7,338,715 $ 7,443,805 $ 7,093,959 Adjustments: Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,198) (23,559) (22,976) (24,374) (26,065) Tangible assets $ 7,637,775 $ 7,250,349 $ 7,153,835 $ 7,257,527 $ 6,905,990 Common Shares Outstanding 22,074,740 22,060,255 22,044,626 22,050,537 22,193,141 Tangible Common Equity to Tangible Assets 5.82% 6.22% 6.43% 6.58% 6.80% Tangible Book Value Per Share $ 20.14 $ 20.43 $ 20.87 $ 21.66 $ 21.17 (dollars in thousands) Net income $ 23,521 $ 21,883 $ 20,749 $ 23,107 $ 19,548 Average total shareholders' equity—GAAP $ 700,866 $ 643,004 $ 657,327 $ 652,892 $ 651,751 Adjustments: Preferred Stock (54,072) — — — — Goodwill (161,904) (161,904) (161,904) (161,904) (161,904) Other intangible assets, net (22,859) (22,570) (23,638) (25,311) (27,132) Average tangible common equity $ 462,031 $ 458,530 $ 471,785 $ 465,677 $ 462,715 ROATCE 20.20% 19.14% 17.84% 19.69% 16.76% MIDLAND STATES BANCORP, INC. Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued) 2022 March 31, As of December 31, 20212022 June 30, 2022 September 30, Return on Average Tangible Common Equity (ROATCE) 2021 September 30, 2021 September 30, 2021 December 31, 2022 March 31, For the Quarter Ended 2022 June 30, 2022 September 30,